UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2013

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On March 5, 2013, GulfMark Offshore, Inc.’s (“GulfMark”) Compensation Committee of the Board of Directors recommended to GulfMark’s Board of Directors, which approved the recommendation on March 6, 2013, the dollar value of restricted stock and stock option awards for GulfMark’s named executive officers. The restricted stock and stock option awards were issued to the named executive officers on Sunday, March 24, 2013, in line with the issuance of such awards to all other GulfMark employees. The number of shares of restricted stock issued was determined based on $38.83 per share which is the average of the high and low trading price of GulfMark’s common stock on Friday, March 22, 2013. The number of shares covered by each stock option issued was determined based upon a Friday, March 22, 2013, Black-Scholes calculation. All stock options have a seven-year term and the exercise price of such options is $38.93 per share which is the closing price of GulfMark’s common stock on Friday, March 22, 2013.

	Restricted Stock Awards (1)		Stock Option Awards (1)
	Value	Shares	Value	Shares
Bruce A. Streeter Director, President & Chief Executive Officer	$—	—	$—	—
Quintin V. Kneen Executive Vice President & Chief Financial Officer	$470,547	12,118	$156,849	14,783
David B. Rosenwasser Senior Executive Vice President and Chief Operating Officer	$440,847	11,353	$146,949	13,850
Richard M. Safier Senior Vice President – General Counsel and Secretary	$209,199	5,388	$69,733	6,572
Samuel R. Rubio Senior Vice President – Controller, Chief Accounting Officer & Assistant Secretary	$181,875	4,684	$60,625	5,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013		GulfMark Offshore, Inc.

	By:	/s/ Quintin V. Kneen
	Name:	Quintin V. Kneen
	Title:	Executive Vice President and Chief Financial Officer